UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2018

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

726 Bell Avenue, Suite 301, Carnegie PA	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Corporation as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Corporation  ☐

If an emerging growth Corporation, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Ampco-Pittsburgh Corporation (the “Corporation”) previously announced on October 3, 2017, that John S. Stanik, the Corporation’s Chief Executive Officer, informed the Board of Directors of the Corporation (the “Board”) of his impending retirement in 2018, at such a time when a successor is identified and appointed. Mr. Stanik has now confirmed the effective date of his retirement as June 30, 2018.

(c)    On June 25, 2018, the Corporation announced that the Board has appointed J. Brett McBrayer as the Corporation’s Chief Executive Officer, effective July 1, 2018. Mr. McBrayer, age 52, served as President and CEO of Airtex Products and ASC Industries, a global fuel and water pump manufacturer, from 2012 through April of 2017, when he resigned. From 2011 to 2012, Mr. McBrayer served as Vice President & General Manager of the Alcan Cable business of Rio Tinto Alcan (“RTA”), the world leader in finding, mining, and processing of mineral resources. Prior to RTA, Mr. McBrayer worked at Precision Castparts Corporation and Alcoa, Inc., in various capacities with increasing responsibility.

Mr. McBrayer also will serve as a member of the Board, effective July 1, 2018. Mr. McBrayer has been elected to the class of directors having a term of office expiring in 2021. Mr. McBrayer’s experience in global industrial businesses and his broad leadership experience led the Board to conclude that he should serve as a director.

In connection with Mr. McBrayer’s appointment as the Corporation’s Chief Executive Officer, the Corporation and Mr. McBrayer entered into an offer letter (the “Offer Letter”), setting forth the terms of Mr. McBrayer’s employment. Pursuant to the terms set forth in the Offer Letter, Mr. McBrayer will receive:

•	annual base salary of $550,000;

•	participation in the Corporation’s short- and long-term incentive compensation programs, subject to such terms and conditions as the Compensation Committee of the Board shall determine from time to time;

•	a one-time signing cash bonus of $100,000 and a grant of 12,000 restricted stock units that vest ratably over two years; and

•	participation in benefit plans and programs generally offered by the Corporation to salaried employees.

In the event of a termination of Mr. McBrayer’s employment by the Corporation other than for “cause” (as such term is defined in the Offer Letter), Mr. McBrayer will be entitled to receive severance pay in the amount equal to either 18 months of base salary, if the termination occurs within 18 months of July 1, 2018, or 12 months of base salary, if the termination occurs after such initial 18-month period.

In accordance with the Corporation’s policy for director compensation, as an employee of the Corporation, Mr. McBrayer will not receive separate compensation in connection with his service as a member of the Board.

The foregoing description of the material terms of the Offer Letter is not intended to be a complete description thereof and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

In connection with Mr. McBrayer’s employment, the Board has also approved a Change in Control Agreement between Mr. McBrayer and the Corporation, to become effective as of July 1, 2018. The agreement provides, among other things, that, subject to the terms and conditions set forth in the agreement, in the event of a “change in control” of the Corporation (as such term is defined in the agreement), followed by a termination of Mr. McBrayer’s employment with the Corporation within 24 months of the change in control, Mr. McBrayer will be entitled to receive a severance payment in the amount equal to the sum of (i) three times the annual base salary either at the time of the change in control or at termination, whichever is higher, and (ii) three times the bonus paid for the prior year, in addition to certain other benefits.

The foregoing description of the material terms of the Change in Control Agreement is not intended to be a complete description thereof and is qualified in its entirety by reference to the full text of the Change in Control Agreement, which will be filed as an exhibit to the Corporation’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2018.

On June 25, 2018, the Corporation issued a press release announcing Mr. Stanik’s retirement and the appointment of Mr. McBrayer as the Corporation’s Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this report. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

(e)    On June 21, 2018, upon the recommendation of the Compensation Committee, the Board adopted the Ampco-Pittsburgh Corporation Executive Severance Plan (the “Executive Severance Plan”), effective June 21, 2018, for key executive officers of the Corporation, other than its Chief Executive Officer. The Executive Severance Plan does not provide any severance benefits to the Chief Executive Officer of the Corporation, as such benefits are provided to him under the Offer Letter, described in Item 5.02(b) of this Current Report.

In the event of a termination by the Corporation without “cause” or by a participant for “good reason,” the participant, upon execution of a general release of liability against the Corporation and subject to compliance with applicable post-termination restrictive covenants and other obligations, will generally be eligible to receive:

•	an amount equal to the sum of his or her then-current annual base salary and the average annual cash incentive bonus paid to the participant for the three fiscal years immediately preceding the termination date; provided that (i) if the participant has been employed for fewer than three years, the average will be based on the applicable number of years (one or two), and (ii) if the termination occurs in the first year of employment, no bonus amount shall be included; and

•	payment by the Corporation of the participant’s COBRA premiums, less the amount that the participant would be required to contribute for such healthcare coverage if the participant were an active employee for a period ending upon the earlier of (x) 12 months and (y) the date on which the participant becomes entitled to comparable welfare benefits from another employer subject to the Participant’s proper election to continue healthcare coverage under COBRA.

The above description is a summary of the terms of the Executive Severance Plan and is subject to and qualified in its entirety by the terms of the Executive Severance Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Offer Letter between the Corporation and J. Brett McBrayer, dated June 16, 2018

10.2	Ampco-Pittsburgh Corporation Executive Severance Plan, effective June 21, 2018

99.1	Press Release dated June 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ Maria Trainor
Maria Trainor Vice President, General Counsel and Secretary

Dated: June 27, 2018